Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Convergys Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Earl C. Shanks, Timothy M. Wesolowski, Karen R. Bowman and Kevin C. O‘Neil, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one more registration statement(s) on Form S-4 (the “Registration Statement”) relating to the registration of certain securities of the Company in connection with the exchange offer for certain debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, whether on Form S-4 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 24th day of August 2009.

Signature	Title

/s/ David F. Dougherty

David F. Dougherty	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Earl C. Shanks

Earl C. Shanks	Chief Financial Officer (Principal Financial Officer)

/s/ Timothy M. Wesolowski

Timothy M. Wesolowski	Senior Vice President — Finance and Controller (Principal Accounting Officer)

/s/ Zoë Baird

Zoë Baird	Director

/s/ John F. Barrett

John F. Barrett	Director

/s/ Williard W. Brittain, Jr.

Willard W. Brittain, Jr.	Director

/s/ Richard R. Devenuti

Richard R. Devenuti	Director

/s/ David B. Dillon

David B. Dillon	Director

Jeffrey H. Fox	Director

/s/ Joseph E. Gibbs
Joseph E. Gibbs	Director

/s/ Thomas L. Monahan III
Thomas L. Monahan III	Director

/s/ Ronald L. Nelson
Ronald L. Nelson	Director

/s/ Philip A. Odeen
Philip A. Odeen	Director

/s/ Barry Rosenstein
Barry Rosenstein	Director

/s/ Richard F. Wallman
Richard F. Wallman	Director

/s/ David R. Whitwam
David R. Whitwam	Director